EXHIBIT (10)(A)

               STANDARD DEFERRED COMPENSATION PLAN
                        FOR DIRECTORS OF
              HARLEYSVILLE MUTUAL INSURANCE COMPANY
                               AND
                       HARLEYSVILLE GROUP

            AMENDED AND RESTATED:  NOVEMBER 17, 1999


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              STANDARD DEFERRED COMPENSATION PLAN
                        FOR DIRECTORS OF
             HARLEYSVILLE MUTUAL INSURANCE COMPANY
                              AND
                    HARLEYSVILLE GROUP INC.
            AS AMENDED & RESTATED NOVEMBER 17, 1999

                        TABLE OF CONTENTS
           ------------------------------------------


ARTICLE NO.    TITLE OF ARTICLE                        PAGE NO.
----------     ---------------------------------       --------

      I        ADMINISTRATION                              1

     II        PARTICIPATION                               1

    III        AMOUNT AND TIMING OF DEFERRALS              2

     IV        INVESTMENT OF DEFERRAL ACCOUNTS             2

      V        SECURITIES INVESTING                        2

     VI        CREDITING OF INTEREST                       3

    VII        PAYMENT OF BENEFITS                         4

   VIII        HARDSHIP WITHDRAWAL                         5

     IX        BENEFICIARY DESIGNATION                     6

      X        AMENDMENT AND TERMINATION                   6

     XI        PROHIBITION OF ALIENATION                   6

    XII        GOVERNING LAW                               7

   XIII        COSTS OF THE PLAN                           7



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              STANDARD DEFERRED COMPENSATION PLAN
                        FOR DIRECTORS OF
             HARLEYSVILLE MUTUAL INSURANCE COMPANY
                              AND
                    HARLEYSVILLE GROUP INC.
            AS AMENDED & RESTATED NOVEMBER 17, 1999

     Harleysville Mutual Insurance Company and Harleysville Group Inc. (collectively the "Company") have established the following Standard Deferred Compensation Plan to provide a method whereby their Directors may elect to defer receipt of compensation payable to them for their services as a Member of the Board of Directors of the Company or as a Member of any Committee to which said Director is appointed.


                   ARTICLE I - ADMINISTRATION
                  ---------------------------

     The responsibility for the implementation and administration of this Plan is delegated to the Committee which shall be the Compensation & Personnel Development Committee of the Board of Directors of both Companies. The Committee shall interpret the
Plan  and  establish  the  rules and  regulations  governing  its administration. Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Directors who have deferral accounts established hereunder and any person claiming through or under any Director, unless otherwise determined by the Board of Directors of the Company.


                   ARTICLE II - PARTICIPATION
                   ---------------------------

      Any current Director may be a participant in the Plan. To defer compensation, each Director must indicate in writing that he or she wishes to participate prior to December 31 of the
Calendar Year preceding the Calendar Year in which the compensation to be deferred is earned or paid, whichever occurs first, unless a Director becomes eligible for a this Plan for the first time, in which case he or she has thirty (30) days after initial notice of eligibility for the Plan to elect to become a participant. The Committee shall prepare appropriate forms and may amend them from time to time as it finds appropriate. Upon becoming eligible to be a participant in a plan, a Director shall receive a copy of this Plan and the pertinent forms.

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          ARTICLE III - AMOUNT AND TIMING OF DEFERRALS
          --------------------------------------------

     A Director may elect to defer a specified dollar amount or a specified percentage of Director's compensation. A deferral may not be changed during the year by the Director.


          ARTICLE IV - INVESTMENT OF DEFERRAL ACCOUNTS
          --------------------------------------------

     Directors may elect to have their deferred funds invested in mutual funds or a self-directed brokerage account as described in
Article  V,  or to have such funds earn interest as  provided  in
Article VI.


                ARTICLE V - SECURITIES INVESTING
                --------------------------------

     (A) Cash equal to any amount deferred pursuant to Article III shall be set aside by Company and delivered by Company to Fidelity Institutional Retirement Services Company ("Fidelity") for investment in a selection of mutual funds or in a self-directed brokerage account through Fidelity Brokerage. The amounts so delivered and earnings thereon ("Amounts"), nevertheless, shall remain part of the general assets of the Company and said Amounts shall be held by Fidelity in the name of Company which shall retain full title to them and be owner and beneficiary thereof. The Amounts shall not be considered as held in trust for Directors and Company has only a contractual obligation to make payment of the Amounts credited to a Director when due. The Amounts are subject to the claims of general creditors of the Company and a Director is only an unsecured general creditor with regard to any Amounts. The Company is responsible for payment of any taxes due on the Amounts and Company will include all the income, deductions and credits pertaining to the Amounts in computing its taxable income and financial statements.

     (B) Amounts credited to each Director shall be placed into a sub-account for each Director by Fidelity and shall be invested by the Director in the mutual fund(s) that the Committee has selected to offer or individual securities through the Fidelity Brokerage and in such increments as permitted from time to time under rules promulgated by Fidelity relating to institutional retirement investments. It is anticipated (but not guaranteed) that the mutual fund selections and investment rules of this Plan will generally follow those applicable to Company's Extra Compensation Plan. A Director shall bear all investment risk and sub-account balances for Directors shall reflect investment gains and losses. All Directors will

                                2
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          receive the current Plan rules on investing, which  may
          be changed by the Committee from time to time and which shall be incorporated by reference and be considered an integral part hereof, provided that such rules shall not be inconsistent with this Plan.

          (C) All sub-accounts shall be valued every business day by Fidelity. The value as determined by Fidelity shall be final and binding on the Company and Directors and their beneficiaries.

          (D)  Loans are not available from the sub-accounts.

          (E) Payments for any reason shall be drawn pro-rata from the Mutual Funds and individual stocks, if any, in which a Director has invested his or her Amounts.


               ARTICLE VI - CREDITING OF INTEREST
               ----------------------------------

          (A) Any amount deferred pursuant to Article III shall, during the period of deferral, be held in a deferred compensation account, which shall be maintained on the Company's financial books only for record-keeping and bookkeeping purposes ("Deferral Account"). No Company funds or assets shall be transferred or designated to the Deferral Account. Interest shall be credited on an annual basis on the amount reflected in each Deferral Account on or about the first day of April of each year and shall become part of the Deferral Account. The annual rate of interest to be credited shall be according to the Standard & Poor Intermediate Government Bond Index on the last day of each month for the twelve (12) months immediately prior to each April first.

          (B) The amount credited to each Deferral Account shall not be considered as held in trust for the Director, and the Company has only a contractual obligation to make payment of the Deferral Account when due. The Deferral Account is subject to the claims of general creditors of the Company, and a Director is only an unsecured general creditor with regard to any Deferred Account. After the Deferral Account has been exhausted, the Company shall have no further obligation to make payment of any additional compensation to the Director under this Plan.

          (C)  Loans are not available from Deferral Accounts.

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               ARTICLE VII - PAYMENT OF BENEFITS
               ----------------------------------

          (A) Upon a Director first electing to defer fees hereunder, a Director may elect one of the four following payments schedules which will govern all subsequent amounts deferred:

                     (1)   Payment to the Director  in  ten  (10)
               approximately equal annual installments beginning at the later of age 65 or termination of the Director's service as a Director, with any unpaid balance at the Director's death paid in a lump sum to a beneficiary designated by the Director.

                     (2)   Payment to the Director  in  five  (5)
               approximately equal annual installments beginning at the earlier of termination of the Director's services as a Director or age 70, with any unpaid balance at the Director's death paid in a lump sum to a beneficiary designated by the Director.

                     (3)   Payments to the Director in  five  (5)
               approximately equal annual installments beginning after the calendar year in which the Director attains age 70, or, if later, upon termination of the Director's services as a Director, with any unpaid balance at the Director's death paid in a lump sum to a beneficiary designated by the Director.

                     (4)   Payment upon the Director's death only
               in a lump sum to a beneficiary designated by the Director.

          (B) Alternatively, a Director, upon first electing to defer fees hereunder, may elect to receive payouts in accordance with the following schedule:

                Participant's Total
                Sub-Account Balance
            At Beginning of Distribution      Payout Period
            ----------------------------      -------------

            Under $50,000                     Lump sum
            $50,000 to $200,000               5 Annual Installments
            $200,000 to $500,000             10 Annual Installments
            $500,000 to $1,000,000           15 Annual Installments
            over $1,000,000                  20 Annual Installments

                Payouts will occur or commence in the tax year following termination of Board service. Payouts will be made by January 31st of the applicable year. Also, a Director who has previously deferred may, within 30 days after (i) the November 17,

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          1999  Amendment and Restatement elect  on  a  one  time
          irrevocable basis to adopt this schedule and (ii) to have balances that are scheduled to be paid out over five or more years to be paid out over any other payout
          period   included   in   the   above   chart.    Annual
          Installments shall be equal to the figure developed by dividing the cash value of the sub-account on the
          January  valuation  day  each  year  (chosen   by   the
          Committee) by the number of years left in the payout period. The Company may, from time to time, adjust the balance levels that trigger the Payout Periods to reflect inflation. In the case of a lump sum payment, any reasonable valuation date selected by the Company shall be binding on the Participant.


     Payouts for all Directors, once commenced, shall continue in accordance with the payout schedule in existence at commencement of the payout period. If a Director has funds invested in Mutual Funds and individual stocks under Article V and has funds earning interest under Article VI, payments shall be made pro-rata from each source. All payments shall be made by the Company (not by Fidelity if applicable) and are subject to any applicable withholding and related taxes. The enumeration of the foregoing choices shall nevertheless not prevent any other mode of payment requested by the Director and agreed to by the Committee to the extent that such request does not result in constructive receipt of such fees and earnings thereon by the Director.


               ARTICLE VIII - HARDSHIP WITHDRAWAL
               ----------------------------------

      The Committee may accelerate distribution of funds to a Director in the event of an unforeseeable emergency, which shall be defined as only:

          (A) a severe financial hardship to the Director caused by a sudden and unexpected illness or accident of the Director or a dependent of the Director (as defined in Internal Revenue Code Section 152(a));

          (B)  a loss of the Director's property due to casualty;
          or

          (C) other similar extraordinary and unforeseeable circumstances caused by events beyond the Director's control.

      Payment may not be made to the extent the hardship may be relieved by insurance or other similar reimbursement or compensation, liquidation of assets (to the extent such liquidation would not itself cause severe financial hardship), or a cessation of deferrals under the Plan. College tuition or the costs of purchasing a home are not considered unforeseeable emergencies. The amount withdrawn as a result of a financial hardship must be limited to the amount reasonably

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needed to satisfy the emergency.  The valuation of the Amounts or
Deferral Account on account of hardship shall be made as of the day the Committee approves the hardship withdrawal.


              ARTICLE IX - BENEFICIARY DESIGNATION
              ------------------------------------

      In the event of a Director's death prior to full payment of his or her sub-account, payment will thereafter be made in accordance with the applicable Payout Period to the Director's beneficiary or contingent beneficiary or, if no beneficiary of the Director is then living, then to the Director's estate. A Director's beneficiary and contingent beneficiary shall be that person or persons named by the Director to be such in the most recent written beneficiary designation executed by the Director and filed with the Secretary of the Company. In the event a Director becomes disabled, or, is judged incompetent, or in the judgment of the Committee, unqualified to manage his or her affairs, the Committee may direct that payment to any amounts due be made to the legal guardian of such Director or, if none has been appointed, to his or her spouse or adult child or any other person or any institution who is caring for such Director; and any payment so made shall to the extent thereof fully release and discharge the Committee and the Company from any further liability to the Director.


             ARTICLE X - AMENDMENT AND TERMINATION
              -------------------------------------

      The Company reserves the right to modify, amend, alter or terminate this Plan at any time and in any way. If the Plan is terminated, all Amounts or the Deferral Account credited to a Director will be immediately distributed, in cash or in kind, to such Director.


             ARTICLE XI - PROHIBITION OF ALIENATION
             --------------------------------------

      Any Amounts or Deferral Account may not be voluntarily or involuntarily assigned, anticipated, or alienated by the Director and shall not be subject to attachment, levy or encumbrance by a creditor of a Director. The right of the Director to an Amounts or Deferral Account shall be not greater than the right of any unsecured general creditor of the Company.

                                6
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                  ARTICLE XII - GOVERNING LAW
                   ---------------------------

       The place of administration of this Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan, and any of its rules and regulations, and the rights of any and all persons having or claiming to have an interest herein or hereunder, shall be governed by, and determined exclusively and solely in accordance with the laws of the Commonwealth of Pennsylvania, unless pre-empted by the laws of the Federal Government.


                ARTICLE XIII - COSTS OF THE PLAN
                --------------------------------

      The expenses incurred in administering this Plan, including any Committee fees, taxes payable on earnings in the sub-accounts prior to distribution, fees payable to Fidelity, any charges by the Company's independent auditors, legal fees or any other costs, shall be borne by the Company and shall not be charged against the credits in each sub-account.

      TO  RECORD THE AMENDMENT AND RESTATEMENT OF THIS PLAN,  THE
COMPANY HAS CAUSED ITS AUTHORIZED OFFICERS TO AFFIX THE CORPORATE
NAME AND SEAL HERETO THIS 17 day of November, 1999.
---      --------  ----

                              HARLEYSVILLE GROUP INC.



                         BY:  /s/WALTER R. BATEMAN
                              -------------------------------
                              Walter R. Bateman, II, Chairman,
                              President & CEO

ATTEST:


/s/ROGER A. BROWN
--------------------------------------
Roger A, Brown, Senior Vice President,
Secretary & General Counsel


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